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EXHIBIT 24.1:  POWER OF ATTORNEY

The undersigned Directors of Paychex, Inc., do hereby constitute and appoint Jonathan J. Judge their true and lawful attorney and agent, to execute the Paychex, Inc., Annual Report on Form 10-K for the fiscal year ended May 31, 2006, for us and in our names as Directors, to comply with the Securities Exchange Act of 1934, and the rules, regulations and requirements of the Securities and Exchange Commission, in connection therewith.



Dated:  July 13, 2006                       /s/ B. Thomas Golisano
                                            -------------------------------
                                            B. Thomas Golisano


Dated:  July 13, 2006                       /s/ David J. S. Flaschen
                                            -------------------------------
                                            David J. S. Flaschen


Dated:  July 13, 2006                       /s/ Phillip Horsley
                                            -------------------------------
                                            Phillip Horsley


Dated:  July 13, 2006                       /s/ Grant M. Inman
                                            -------------------------------
                                            Grant M. Inman


Dated:  July 13, 2006                       /s/ Pamela A. Joseph
                                            -------------------------------
                                            Pamela A. Joseph


Dated:  July 13, 2006                       /s/ J. Robert Sebo
                                            -------------------------------
                                            J. Robert Sebo


Dated:  July 13, 2006                       /s/ Joseph M. Tucci
                                            -------------------------------
                                            Joseph M. Tucci